MainSTay Funds Trust

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 28th day of February, 2014, between the MainStay Funds Trust, a Delaware business trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Amended and Restated Management Agreement, dated February 28, 2012, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to reflect revisions with respect to the fee schedules of certain Funds.

NOW, THEREFORE, the parties agree as follows:

(i)	Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

[The Remainder Of This Page Has Been Left Blank Intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:	/s/ Kevin M. Bopp	By:	/s/ Stephen P. Fisher
Name:	Kevin M. Bopp	Name:	Stephen P. Fisher
Title:	Director & Associate	Title:	Senior Managing Director and
	General Counsel		Co-President

MAINSTAY FUNDS TRUST

Attest:	/s/ Kevin M. Bopp	By:	/s/ Stephen P. Fisher
Name:	Kevin M. Bopp	Name:	Stephen P. Fisher
Title:	Assistant Secretary	Title:	President

SCHEDULE A

(As of February 28, 2014)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Balanced Fund	0.700% up to $1 billion; 0.650% from $1 billion to $2 billion; and 0.600% in excess of $2 billion
MainStay California Tax Free Opportunities Fund	0.500% on all assets
MainStay Conservative Allocation Fund	0.000%*
MainStay Cornerstone Growth Fund	0.700% up to $500 million; 0.675% from $500 million to $1 billion; and 0.650% in excess of $1 billion
MainStay Emerging Markets Opportunities Fund	1.10% on all assets
MainStay Epoch U.S. All Cap Fund	0.850% up to $500 million; 0.825% $500 million to $1 billion; and 0.800% in excess of $1 billion
MainStay Epoch Global Choice Fund	1.00% on all assets
MainStay Epoch Global Equity Yield Fund	0.70% on all assets
MainStay Epoch International Small Cap Fund	1.10% on all assets
MainStay Epoch U. S. Equity Yield Fund	0.800% up to $500 million; and 0.790% in excess of $500 million
MainStay Floating Rate Fund	0.600% up to $1 billion; 0.575% from $1 billion to $3 billion; and 0.565% in excess of $3 billion
MainStay Growth Allocation Fund	0.000%*
MainStay High Yield Municipal Bond Fund	0.55% up to $1 billion; and 0.54% in excess of $1 billion
MainStay High Yield Opportunities Fund	0.800% up to $3 billion; and 0.775% in excess of $3 billion
MainStay ICAP Equity Fund	0.800% up to $5 billion; 0.775% from $5 billion to $7.5 billion; and 0.750% in excess of $7.5 billion

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay ICAP International Fund	0.800% up to $5 billion; 0.775% from $5 billion to $7.5 billion; and 0.750% in excess of $7.5 billion
MainStay ICAP Global Fund	0.800% up to $5 billion; 0.775% from $5 billion to $7.5 billion; and 0.750% in excess of $7.5 billion
MainStay ICAP Select Equity Fund	0.800% up to $5 billion; 0.775% from $5 billion to $7.5 billion; and 0.750% in excess of $7.5 billion
MainStay Indexed Bond Fund	0.250% up to $1 billion; and 0.200% in excess of $1 billion
MainStay International Opportunities Fund	1.100% on all assets
MainStay Marketfield Fund	1.40% up to $7.5 billion; 1.38% from $7.5 billion to $15 billion; and 1.36% in excess of $15 billion
MainStay Moderate Allocation Fund	0.000%*
MainStay Moderate Growth Allocation Fund	0.000%*
MainStay New York Tax Free Opportunities Fund	0.50% on all assets
MainStay Retirement 2010 Fund	0.10%
MainStay Retirement 2020 Fund	0.10%
MainStay Retirement 2030 Fund	0.10%
MainStay Retirement 2040 Fund	0.10%
MainStay Retirement 2050 Fund	0.10%
MainStay S&P 500 Index Fund	0.250% up to $1 billion; 0.225% from $1 billion to $2 billion; 0.215% from $2 billion to $3 billion; and 0.200% in excess of $3 billion
MainStay Short Duration High Yield Fund	0.65% on all assets

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Short Term Bond Fund	0.600% up to $500 million; and 0.575% in excess of $500 million
MainStay Total Return Bond Fund (Formerly MainStay Intermediate Term Bond Fund)	0.600% up to $500 million; and 0.575% from $500 million to $1 billion; and 0.550% in excess of $1 billion
MainStay U.S. Equity Opportunities Fund	1.000% on all assets
MainStay U.S. Small Cap Fund	0.850% up to $1 billion; and 0.800% in excess of $1 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that the Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.